Exhibit 99.2

First Midwest Bancorp

Acquisition of NI Bancshares Corporation

November 12, 2015

Acquisition of NI Bancshares Corporation

NI Bancshares - Overview[1]

Company Profile

- 145+ year-old commercial bank based in Sycamore, IL
  - #2 deposit market share in attractive DeKalb County
  - Sizeable trust and wealth management platform
  - Farm management services provider
- Financial snapshot:
  - $679 million in total assets
  - $606 million in deposits, 89% core
  - $416 million in loans
  - $700 million in trust assets under administration

Financial Highlights

- Stable core deposit base (69% loan to deposit ratio)
- Attractive fee income ratio of 37%
- Strong credit profile:
  - 1.07% NPA / Assets
  - 0.12% LTM net charge-offs to average loans



Beloit
Lake Geneva
Machesney Park
Waukegan
Belvidere
North Chicago
Crystal Lake
Lake in the Hills
Buffalo Grove
Elgin
Sycamore
De Kalb
Chicago
Aurora
Cicero
Oak Lawn
Gary
Mendota
Shorewood
Ottawa
Morris
Manteno
Lowell
Braidwood
Streator
Kankakee
First Midwest
NI Bancshares

Deposits:



NOW 4%
Demand 5%
Jumbo Time 11%
Retail Time 14%
MMDA & Savings 66%

Cost: 0.46%

Loans:



Multi-family 10%
CRE 35%
1-4 Family 18%
Cons. & Other 16%
C&D 3%
C&I 12%
Agri 7%

Yield: 4.64%

1 As of 9/30/15; total assets, deposits and loans based on consolidated data; all other metrics based on bank-level data (National Bank & Trust Company of Sycamore)

Source: SNL Financial, NI Bancshares Corporation

Overview of DeKalb County Market

Area Profile

- Part of the Chicago Metropolitan Statistical Area, DeKalb County has approximately 105,000 residents and includes communities of Sycamore (County Seat) and DeKalb
- The City of DeKalb and DeKalb County are home to several sizeable healthcare, corporate and education operations:
  - KishHealth System (partnership with Northwestern Memorial Hospital pending)
  - 3M, Nestlé, Target and Wal-Mart distribution centers
  - Northern Illinois University
- The DeKalb region is generally less densely banked and NI Bancshares currently commands 21.8% market share
- Pro forma institution will serve as the largest Illinois-based bank in DeKalb County

DeKalb County Deposit Market Share[1]

2015 Rank	Institution (State)	Branches	Deposits ($000s)	Market Share (%)
1	First National Bank of Omaha	9	812,276	34.8
2	**NB&T**	**7**	**508,431**	**21.8**
3	Heartland Bank and Trust Co.	7	381,185	16.3
4	Resource Bank	9	336,031	14.4
5	Fifth Third Bank	2	65,801	2.8
6	First State Bank	3	41,358	1.8
7	TCF Bank	2	40,880	1.8
8	Waterman State Bank	1	35,635	1.5
9	PNC Bank	1	31,671	1.4
10	Old Second Bank	1	29,304	1.3
	Total De Kalb County	**44**	**2,332,499**	**100.00**

[1]Source: SNL Financial

Transaction Rationale

Compelling Strategic Elements	• Extends First Midwest's retail and commercial banking network in Northern Illinois - Fills market gap in DeKalb County, where we have no presence today, and adds presence in Kane and LaSalle Counties - #2 deposit market share in DeKalb County with over $500 million in deposits at 6/30/15 • Increases trust and wealth management scale by 10%, adding $700 million of new trust assets under administration - Solidifying First Midwest's position as one of Illinois' largest wealth management providers • Provides significant opportunity to grow through our broader product and service offerings and NI Bancshares' considerable funding base (69% loan to deposit ratio) • Significant and achievable cost savings opportunities – NI Bancshares' efficiency ratio of 84% • Limited operational risk; adjacent market easily integrated into First Midwest's existing business lines
Financially Attractive	• Full year EPS accretion of 3%, or $0.03, in 2016[(1)] and 3%, or $0.04, in 2017, based on conservative assumptions • TBV earn-back of less than 3 years • IRR in excess of our cost of capital
Low-Risk Opportunity	• Well established franchise with 145+ year history • Strong credit profile • Complementary customer and business mix • Satisfactory compliance record and programs

[1]Excludes transaction expenses

Key Acquisition Terms

Transaction Value	• $65.86 purchase price per NI Bancshares Corporation share[1] • $69.7 million implied equity consideration[1]
Valuation Multiples	• 1.27x tangible book value • 26.8x Annualized EPS (through September 30, 2015) • 9.3x Annualized EPS (through September 30, 2015) including fully phased-in cost savings
Consideration	• Approximately 80% stock / 20% cash • 2.8858 common shares of FMBI + $13.17 cash per share for each common share of NI Bancshares Corporation
Transaction Assumptions	• 30% cost savings of annualized non-interest expense through September 30, 2015 • Conservative loan credit mark, exceeding existing reserve levels • Transaction costs estimated to be $9 million pre-tax
Capital	• No capital issuance required • Excess capital levels remain following the acquisition
Closing	• Targeting 1st quarter 2016 close and systems conversion • Subject to regulatory approvals and other customary closing conditions

[1] Based on the 15 day volume weighted average price of First Midwest stock as of November 11, 2015. $71.0 million aggregate consideration includes cash to retire outstanding stock options.

Other Considerations

- First Midwest expects to remain below $10 billion in total assets at year-end 2015
  - Sufficient balance sheet flexibility to manage total assets at year-end
- NI Bancshares transaction results in crossing $10 billion threshold in 2016
- Costs of crossing the $10 billion total asset threshold
  - Well prepared and infrastructure in place for additional regulatory requirements (e.g., DFAST, establishing risk committee)
  - Impact of Durbin Amendment estimated to annually reduce net income by approximately $0.05-$0.07 per share, beginning July 1, 2017
    - 2017 Durbin impact approximately $0.02-$0.03 per share
  - Pending M&A transactions provide earnings accretion to help offset effect of Durbin Amendment

Pending Transactions	Projected 2017 EPS Accretion
NI Bancshares Corporation	$0.04
Peoples' Bank	$0.01
Total	**$0.05**

- First Midwest remains well positioned to grow in 2016 and beyond
  - Significant opportunities to leverage excess liquidity through organic loan growth
  - Capital and infrastructure capacity to pursue additional strategic and financially attractive acquisitions
  - First Midwest is an experienced acquiror with management and integration teams in place

Forward Looking Statements

This presentation may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this presentation, and First Midwest undertakes no obligation to update any forward-looking statements contained in this presentation to reflect new information or events or conditions after the date hereof.

Forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to: expected synergies, cost savings and other financial or other benefits of the proposed transaction between First Midwest and NI Bancshares Corporation ("NIBA") might not be realized within the expected timeframes or might be less than projected; the requisite stockholder and regulatory approvals for the proposed transaction between First Midwest and NIBA might not be obtained; credit and interest rate risks associated with First Midwest's and NIBA's respective businesses, customer borrowing, repayment, investment and deposit practices, and general economic conditions, either nationally or in the market areas in which First Midwest and NIBA operate or anticipate doing business, may be less favorable than expected; new regulatory or legal requirements or obligations; and other risks, uncertainties and assumptions identified under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in First Midwest's Annual Report on Form 10-K for the year ended December 31, 2014, as well as First Midwest's subsequent filings made with the Securities and Exchange Commission (the "SEC"). However, these risks and uncertainties are not exhaustive. Other sections of such reports describe additional factors that could impact First Midwest's business and financial performance and pending or consummated acquisition transactions, including the proposed acquisition of NIBA.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Additional Information

The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger of First Midwest and NIBA, First Midwest will file a registration statement on Form S-4 with the SEC. The registration statement will include a proxy statement of NIBA, which also will constitute a prospectus of First Midwest, that will be sent to the stockholders of NIBA. Stockholders are advised to read the registration statement and proxy statement/prospectus when it becomes available because it will contain important information about First Midwest, NIBA and the proposed transaction. When filed, this document and other documents relating to the transaction filed by First Midwest can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing First Midwest's website at www.firstmidwest.com under the tab "Investor Relations" and then under "SEC Filings." Alternatively, these documents can be obtained free of charge from First Midwest upon written request to First Midwest Bancorp, Inc., Attn: Corporate Secretary, One Pierce Place, Suite 1500, Itasca, Illinois 60143 or by calling (630) 875-7463, or from NIBA upon written request to NI Bancshares Corporation, Attn: Michael A. Cullen, President and Chief Executive Officer, 230 W. State Street, Sycamore, Illinois 60178 or by calling (815) 895-2125.

Participants in this Transaction

First Midwest, NIBA and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NIBA stockholders in connection with the proposed transaction between First Midwest and NIBA under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about First Midwest and its directors and certain of its officers may be found in First Midwest's definitive proxy statement relating to its 2015 Annual Meeting of Stockholders filed with the SEC on April 14, 2015. This definitive proxy statement can be obtained free of charge from the SEC's website at www.sec.gov.